QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.2

LECG HOLDING COMPANY, LLC

2000 INCENTIVE PLAN

(Effective as of September 29, 2000)

i

	15.1	Term of the Plan.	11
	15.2	Amendment and Termination of the Plan.	11
16.	GENERAL PROVISIONS		11
	16.1	Disclaimer of Rights	11
	16.2	Nonexclusivity of the Plan	11
	16.3	Captions	11
	16.4	Other Award Agreement Provisions	12
	16.5	Number and Gender	12
	16.6	Severability	12
	16.7	Pooling	12
	16.8	Governing Law	12
17.	EXECUTION		12

ii

LECG HOLDING COMPANY, LLC

2000 INCENTIVE PLAN
(Effective as of September 29, 2000)

        LECG Holding Company, LLC, a California limited liability company (the "Company"), hereby adopts its 2000 Incentive Plan (the "Plan") as follows:

1.     PURPOSE

        The Plan is intended to enhance the Company's and its Affiliates' (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, directors, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of membership interest options as provided herein.

2.     DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

        2.1   "Affiliate" means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act. As of the date hereof, the Company's Affiliates specifically includes LECG, LLC, a California limited liability company.

        2.2   "Award Agreement" means the option agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

        2.3   "Benefit Arrangement" shall have the meaning set forth in Section 12 hereof.

        2.4   "Board" means the governing board of the Company, as constituted from time to time under the LLC Agreement.

        2.5   "Cause" means, as determined by the Board, (i) the definition of cause provided in the Award Agreement covering the Option, (ii) if there is no such Award Agreement definition, the definition provided in an applicable employment agreement with the Company or an Affiliate, (iii) if there is no such Award Agreement or employment agreement definition, the following: (A) gross negligence or willful misconduct in connection with the performance of duties; (B) conviction of a criminal offense (other than minor traffic offenses); or (C) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-solicitation or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

        2.6   "Change of Control" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are Members of the Company or Affiliates immediately prior to the transaction) owning more than 50% of the combined voting power of all classes of securities/interests of the Company.

        2.7   "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

        2.8   "Committee" means a committee of, and designated from time to time by resolution of, the Board, which shall consist at least three members of the Board.

        2.9   "Company" means LECG Holding Company, LLC.

        2.10 "Disability" means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

        2.11 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

        2.12 "Fair Market Value" means the fair market value of a Unit, determined as follows: if on the Grant Date or other determination date Units are listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded on an established securities market, the Fair Market Value of a Unit shall be the closing price of a Unit on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Units are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of a Unit as determined by the Board in good faith.

        2.13 "Family Member" means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee's household (other than a tenant or employee), a trust in which any one or more these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more these persons (or the Grantee) own more than fifty percent of the voting interests.

        2.14 "Grant" means an award of an Option under the Plan.

        2.15 "Grant Date" means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 5 hereof, or (iii) such other date as may be specified by the Board.

        2.16 "Grantee" means a person who receives or holds an Option under the Plan.

        2.17 "LLC Agreement" means the Limited Liability Company Agreement of LECG Holding Company, LLC, dated as of September 29, 2000, as amended from time to time.

        2.18 "Member" means a holder of any class of Membership Interests in the Company.

        2.19 "Membership Interest" means a any class of membership interest in the Company with the rights and responsibilities as set forth in the LLC Agreement.

        2.20 "Option" means an option to purchase one or more Units.

        2.21 "Option Price" means the purchase price for each Unit subject to an Option.

        2.22 "Other Agreement" shall have the meaning set forth in Section 12 hereof.

        2.23 "Plan" means this LECG Holding Company, LLC 2000 Incentive Plan.

        2.24 "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

        2.25 "Service" means service as an employee, officer, director or other Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

        2.26 "Service Provider" means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser to the Company or an Affiliate.

        2.27 "Ten-Percent Member" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding Membership Interests (or to the extent applicable, stock) of the Company, its parent or any of its Subsidiaries. In determining ownership, the attribution rules of Section 424(d) of the Code shall be applied

        2.28 "Triggering Event" means the consummation of the conversion of the Company or its business into a corporation, including pursuant to a Change of Control.

        2.29 "Unit" means a Common Unit as defined in the LLC Agreement.

3.     ADMINISTRATION OF THE PLAN

        3.1    Board.

        The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the LLC Agreement and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by written consent of the Board executed in accordance with the LLC Agreement and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final, binding and conclusive. To the extent permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an executive officer of the Company who is a member of the Board.

        3.2    Committee.

        The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the LLC Agreement and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the applicable Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

        3.3    Grants.

        Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

  (i)
  designate Grantees,

  (ii)
  determine the number of Units to be subject to a Grant,

  (iii)
  establish the terms and conditions of each Grant (including, but not limited to, the Option Price of any Option and the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the Units subject thereto),

  (v)
  prescribe the form of each Award Agreement evidencing a Grant, and

  (vi)
  amend, modify, or supplement the terms of any outstanding Grant.

        Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Board shall have the right, in its discretion, to make Grants in substitution or exchange for any other grant under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. Furthermore, the Company may provide in the applicable Award Agreement for immediate expiration or annulment of an Option if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause.

        3.4    No Liability.

        No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4.     UNITS SUBJECT TO THE PLAN

        Subject to adjustment as provided in Section 14 hereof, the number of Units available for issuance under the Plan shall be Three Million Three Hundred Four Thousand One Hundred Sixty Seven (3,304,167). Notwithstanding the foregoing, the Board shall not grant Options under the Plan with respect to more than Six Hundred Sixty Thousand Eight Hundred Thirty Three (660,833) Units in any calendar year, subject to adjustment as provided in Section 14. If any Units covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Units subject thereto, then the number of Units counted against the aggregate number of Units available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5.     GRANT ELIGIBILITY

        5.1    Employees and Other Service Providers.

        Grants may be made under the Plan to any employee, officer or director of, or other Service Provider providing services to, the Company or any Affiliate. To the extent required by applicable state law, Grants within certain states may be limited to employees and officers or employees, officers and directors.

        5.2    Successive Grants.

        An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

6.     AWARD AGREEMENT

        Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, which specifies the number of Units subject to the Grant and provides for adjustment in accordance with Section 14. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

7.     TERMS AND CONDITIONS OF OPTIONS

        7.1    Option Price.

        The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. To the extent required by applicable law, the Option Price shall be not less than 85 percent of the Fair Market Value of a Unit on the Grant Date; provided, however, that in the event that a Grantee is a Ten-Percent Member, the Option Price shall be not less than 110 percent of the Fair Market Value of a Unit on the Grant Date.

        7.2    Vesting.

        Subject to Sections 7.3 and 14.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement, provided, however, that to the extent required by applicable law each Option shall become exercisable no less rapidly than the rate of twenty percent (20%) per year for each of the first five (5) years from the Grant Date based on continued Service. Subject to the preceding sentence, the Board may provide, for example, in the Award Agreement for (i) accelerated exerciseability of the Option in the event the Grantee's Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee's Service, (iii) immediate forfeiture of the Option in the event the Grantee's Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company's right of repurchase with respect to unvested Units. For purposes of this Section 7.2, fractional numbers of Units subject to an Option shall be rounded down to the next nearest whole number.

        7.3    Term.

        Each Option granted under the Plan shall terminate, and all rights to purchase Units thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option.

        7.4    Exercise of Options on Termination of Service.

        Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee's Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide at a minimum that the Grantee shall have the right to exercise the vested portion of any Option held at termination for at least thirty (30) days following termination of Service with the Company for any reason (other than for Cause), and that the Grantee shall have the right to exercise the Option for at least six (6) months if the Grantee's Service terminates due to death or Disability.

        7.5    Limitations on Exercise of Option.

        Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the Members of the Company, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 14 hereof which results in termination of the Option.

        7.6    Exercise Procedure.

        An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, on the form specified by the Company. Such notice shall specify the number of Units with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Units for which the Option is being exercised. The minimum number of Units with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 Units or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of Units available for purchase under the Option at the time of exercise. The Option Price shall be payable in a form described in Section 9.

        7.7    Right of Holders of Options.

        Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Member under the LLC Agreement until the Units covered thereby are fully paid and issued to such individual and such individual has executed the LLC Agreement and the Securityholders' Agreement.

        7.8    Repurchase Right.

        The Company shall have the right to purchase all of those Units that the Grantee has acquired or will acquire under the Option on the terms and conditions set forth in the applicable Award Agreement. At a minimum, to the extent required by applicable law the Company must consummate any repurchase within 90 days after the termination of Service or, in the case of Units acquired after a Grantee's termination of Service, within 90 days of the date of exercise. To the extent required by applicable law the repurchase must be made at the Fair Market Value of the Units on the date of the Grantee's termination of Service. The Company's rights of repurchase shall terminate in the event that the Units are listed on an established national or regional stock exchange, are admitted for quotation on The Nasdaq Stock Market, or are publicly traded in an established securities market.

8.     TRANSFERABILITY OF OPTIONS

        8.1    Transferability of Options.

        Except as provided in Section 8.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 8.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will, or the laws of descent and distribution.

        8.2    Family Transfers.

        If authorized in the applicable Award Agreement and to the extent permitted by applicable law, a Grantee may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 8.2, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Units acquired pursuant to the Option shall be subject to the same restrictions on transfer of Units as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.2 or by will, or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the Units may be subject to repurchase by the Company or its assignee.

9.     FORM OF PAYMENT

        9.1    General Rule.

        Payment of the Option Price for the Units purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Company.

        9.2    Surrender of Units Following Triggering Event.

        To the extent the Award Agreement so provides, following a Triggering Event payment of the Option Price for Units purchased pursuant to the exercise of an Option may be made all or in part through the tender to the Company of Units (or stock, if applicable) of the Company, which Units, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price, at their Fair Market Value on the date of exercise.

        9.3    Cashless Exercise.

        To the extent the Award Agreement so provides, if there has been a Triggering Event and the Units have become publicly traded, payment of the Option Price for Units (or shares, if applicable) purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Units subject to the Option and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 10.

        9.4    Promissory Note.

        To the extent the Award Agreement so provides, payment of the Option Price for Units purchased pursuant to the exercise of an Option may be made all or in part with a full recourse promissory note executed by the Grantee. The interest rate and other terms and conditions of such note shall be determined by the Board. The Board may require that the Grantee pledge the Units subject to the Grant for the purpose of securing payment of the note. In no event shall ownership certificate(s) representing the Units be released to the Grantee until such note is paid in full.

10.   WITHHOLDING TAXES

        The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld upon the issuance of any Units upon the exercise of an Option. At the time of such exercise, the Grantee shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold Units otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate Units already owned by the Grantee. The Units so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Units used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 10 may satisfy his or her withholding obligation only with Units that are not subject to any forfeiture, unfulfilled vesting, or other similar requirements.

11.   RESTRICTIONS ON TRANSFER OF UNITS

        11.1    Right of First Refusal.

        Subject to Section 11.3 below, a Grantee (or such other individual who is entitled to exercise an Option or otherwise acquire Units pursuant to a Grant under the terms of this Plan) shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any Units acquired pursuant to a Grant to any person or entity without complying with the terms of the Securityholders' Agreement and the LLC Agreement.

        11.2    Publicly Traded Stock.

        Pursuant to the Securityholders' Agreement, if the Company's Units are publicly traded the right of first refusal under Section 11.1 shall terminate as of the first date that the Units are so traded.

        11.3    Legend.

        In order to enforce the restrictions imposed upon Units under this Plan or as provided in an Award Agreement, the Board may cause a legend or legends to be placed on any certificate representing Units issued pursuant to this Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

12.   PARACHUTE LIMITATIONS

        Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Options held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

13.   REQUIREMENTS OF LAW

        13.1    General.

        The Company shall not be required to sell or issue any Units under any Grant if the sale or issuance of such Units would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Units subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Units hereunder, no Units may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant, unless a registration statement under the Securities Act is in effect with respect to the Units covered by such Grant, the Company shall not be required to sell or issue such Units unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Units pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Units pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Units covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

        13.2    Rule 16b-3.

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

        13.3    Financial Reports.

        To the extent required by applicable law, not less often than annually, the Company shall furnish to Grantees summary financial information including a balance sheet regarding the Company's financial condition and results of operations, unless such Grantees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

14.   EFFECT OF CHANGES IN CAPITALIZATION

        14.1    Changes in Units.

        The number of Units for which Grants of Options may be made under the Plan shall be proportionately increased or decreased for any increase or decrease in the number of Units on account of any recapitalization, reclassification, split in Units, reverse split, combination of Units, exchange of Units, Unit dividend or other distribution payable in capital interests, or for any other increase or decrease in such Units effected without receipt of consideration by the Company occurring after the effective date of this Plan (any such event hereafter referred to as a "Corporate Event"). In addition, subject to the exception set forth in the last sentence of Section 14.4, the number of Units for which Grants are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of Units on account of any Corporate Event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to Units that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per Unit. The conversion of any convertible securities of the Company shall not be treated as an increase in Units effected without receipt of consideration.

        14.2    Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

        Subject to the exception set forth in the last sentence of Section 14.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Grant theretofore made pursuant to the Plan shall pertain to and apply solely to the common Units to which a holder of the number of Units subject to such Grant would have been entitled immediately following such reorganization, merger, or consolidation, and in the case of Options, with a corresponding proportionate adjustment of the Option Price per Unit so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the Units remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

        14.3    Reorganization, Sale of Assets or Sale of Units Which Involves a Change of Control.

        Subject to the exceptions set forth in the last sentence of this Section 14.3 and the last sentence of Section 14.4, either of the following two actions shall be taken: (i) fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or (ii) the Board may elect, in its sole discretion, to cancel any outstanding Grants and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of Units subject to the Option (the "Option Units") multiplied by the amount, if any, by which (A) the formula or fixed price per Unit paid to holders of Units pursuant to such transaction exceeds (B) the Option Price applicable to such Option Units. With respect to the Company's establishment of an exercise window, (x) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (y) upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its Members. Section 14.3 shall not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of the Options theretofore granted, or for the substitution for such Options for new common Units options relating to the common Units of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of Units (disregarding any consideration that is not common Units) and option prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

        14.4    Adjustments.

        Adjustments under Section 14 related to Units shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional Units or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Unit. The Board may provide in the Award Agreements at the time of Grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to a Grant in place of those described in Sections 14.1, 14.2 and 14.3.

        14.5    No Limitations on Company.

        The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15.   DURATION AND AMENDMENTS

        15.1    Term of the Plan.

        The Effective Date of this Plan is the date of its adoption by the Board, subject to the approval of the Plan by the Company's Members. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as next provided.

        15.2    Amendment and Termination of the Plan.

        The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Units as to which Grants have not been made. An amendment to the Plan shall be contingent on approval of the Company's Members only to the extent required by applicable law, regulations or rules. No Grants shall be made after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

16.   GENERAL PROVISIONS

        16.1    Disclaimer of Rights

        No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

        16.2    Nonexclusivity of the Plan

        The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of options otherwise than under the Plan.

        16.3    Captions

        The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

        16.4    Other Award Agreement Provisions

        Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

        16.5    Number and Gender

        With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

        16.6    Severability

        If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

        16.7    Pooling

        In the event any provision of the Plan or an Award Agreement would prevent the use of pooling of interests accounting in a corporate transaction involving the Company or its Affiliates and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in an Award Agreement that a Grantee who receives a Grant under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

        16.8    Governing Law

        The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of California other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.

17.   EXECUTION

        To record the adoption of the Plan by the Board as of September 29, 2000 and the approval of the Plan by the Members on September     , 2000, the Company has caused its authorized officer to execute the Plan.

LECG HOLDING COMPANY, LLC

By:	/s/ J. GEOFFREY COLTON J. Geoffrey Colton

Title: Secretary

Option No.:

LECG HOLDING COMPANY, LLC
2000 INCENTIVE PLAN

NONQUALIFIED OPTION AGREEMENT

        LECG Holding Company, LLC, a California limited liability company (the "Company") hereby grants an option to purchase Common Units (the "Units") as those Units are described in the Limited Liability Company Agreement of LECG Holding Company, LLC (the "LLC Agreement") to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attached Agreement and in the Company's 2000 Incentive Plan (the "Plan").

Grant Date:                        , 20

Name of Optionee:

Optionee's Social Security Number:

Number of Units Covered by Option:

Option Price Per Unit:

Vesting Start Date:

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Optionee:
(Signature)
Company:

By:	J. Geoffrey Colton
Title:	Chief Financial Officer

Attachment

  This is not a certificate or a negotiable instrument.

1

LECG HOLDING COMPANY, LLC
2000 INCENTIVE PLAN

NONQUALIFIED OPTION AGREEMENT

Nonqualified Option	This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.
Vesting
This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested Units not less than 100 Units, unless the number of Units purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase Units under this option vests as to one-fourth (1/4th) of the total number of Units covered by this option, as shown on the cover sheet, on the one-year anniversary of the Vesting Start Date ("Anniversary Date"), provided you then continue in Service. Thereafter, for each such vesting date that you remain in Service, the number of Units which you may purchase under this option shall vest at the rate of one forty-eight (1/48) per month as of the first day of each month following the month of the Anniversary Date. The resulting aggregate number of vested Units will be rounded to the nearest whole number, and you cannot vest in more than the number of Units covered by this option.
No additional Units will vest after your Service has terminated for any reason.
Term
Your option will expire in any event at the close of business at Company headquarters on the day before the tenth (10th) anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.
Regular Termination
If your Service terminates for any reason, other than death, Disability or Cause, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date.
Termination for Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.
Death
If your Service terminates because of your death, then your option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During that twelve-month period, your estate or heirs may exercise the vested portion of your option.

2

In addition, if you die during the 90-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability or Cause), and a vested portion of your option has not yet been exercised, then your option will instead expire on the date twelve (12) months after your termination date. In such a case, during the period following your death up to the date twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of your option.
Disability	If your Service terminates because of your Disability, then your option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.
Leaves of Absence
For purposes of this option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating ninety (90) days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.
The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purpose under the Plan.
Notice of Exercise
When you wish to exercise this option, you must notify the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many Units you wish to purchase (in a parcel of at least 100 Units generally). Your notice must also specify how your Units should be registered (in your name only or in your and your spouse's names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.
If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.
Form of Payment	When you submit your notice of exercise, you must include payment of the option price for the Units you are purchasing. Payment may be made in one (or a combination) of the following forms:
	X	Cash, your personal check, a cashier's check, a money order or another cash equivalent acceptable to the Company.
X
After a Triggering Event (as defined in the Plan), by Units which have already been owned by you for more than six months and which are surrendered to the Company. The value of the Units, determined as of the effective date of the option exercise, will be applied to the option price.

3

X
After a Triggering Event (as defined in the Plan) and to the extent a public market for the Units exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Units and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.
Withholding Taxes
You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Units acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of Units arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.
Transfer of Option
During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will, by instrument to an intervivos or testamentary trust in which Options are to be passed to the beneficiaries on the death of the trustor (settlor) (provided that such a disposition is in compliance with Section 8.2 of the Plan), or it may be transferred upon your death by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your option in any other way.
Market Stand-off Agreement
In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Units without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length).
Investment Representation
If the sale of Units under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Units being acquired upon exercise of this option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

4

Transfer Restrictions
Any Units acquired under this Agreement, or any interest in such Units, are subject to a right of first refusal under that certain Securityholders' Agreement dated as of September 29, 2000 by and among the Company's unitholders and are also subject to restrictions on transfer under the LLC Agreement.

The transfer restrictions shall terminate in the event that the Units are listed on an established national or regional stock exchange, are admitted for quotation on the Nasdaq Stock Market, or are publicly traded in an established securities market.
Right to Repurchase
Following termination of your Service for any reason, the Company shall have the right to purchase all of those Units that you have or will acquire under this option. If the Company exercises its right to purchase the Units, the Company will notify you of its intention to purchase such Units, and will consummate the purchase within 90 days of your termination of Service or, in the case of Units acquired after your termination of Service, within 90 days of the date of exercise.

The purchase price shall be the Fair Market Value of the Units on the date of your termination of Service if the Company exercises its right to purchase such Units within 90 days of your termination of Service or exercises its right within 90 days of the date of your exercise of the option following termination of Service

The Company's rights of repurchase shall terminate in the event that the Units are listed on an established national or regional stock exchange, are admitted for quotation on The Nasdaq Stock Market, or are publicly traded in an established securities market.
Retention Rights
Neither your option nor this Agreement give you the right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity. The Company (and any Parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.
Unitholder Rights
You, or your estate or heirs, have no rights as a unitholder of the Company under the LLC Agreement until (i) a certificate for your option's Units has been issued, and (ii) you have executed the LLC Agreement and the Securityholders' Agreement. No adjustments are made for distributions or other rights if the applicable record date occurs before your Unit certificate is issued, except as described in the Plan.

5

Forfeiture of Rights
If you should take actions in competition with the Company, the Company shall have the right to cause a forfeiture of your rights, including, but not limited to, the right to cause: (i) a forfeiture of any outstanding option, and (ii) with respect to the period commencing twelve (12) months prior to your termination of Service with the Company and ending twelve (12) months following such termination of Service (A) a forfeiture of any gain recognized by you upon the exercise of an option or (B) a forfeiture of any Units acquired by you upon the exercise of an option (but the Company will pay you the option price without interest). Unless otherwise specified in an employment or other agreement between the Company and you, you take actions in competition with the Company if you directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which competes with any business in which the Company or any of its Affiliates is engaged during your employment or other relationship with the Company or its Affiliates or at the time of your termination of Service.
Adjustments
In the event of a unit split, a unit dividend or a similar change in the Units, the number of Units covered by this option and the option price per may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such organizational activity.
Legends	All certificates representing the Units issued upon exercise of this option shall, where applicable, have endorsed thereon the legends required by the Securityholders' Agreement.
Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of California, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.
Other Agreements
You agree, as a condition of the grant of this option, that in connection with the exercise of the option, you will execute such document(s) as necessary to become a party to the LLC Agreement and the Securityholders' Agreement, or such other similar agreement as the Company may require.

  By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

6

MEMORANDUM OF
FIRST AMENDMENT TO NONQUALIFIED OPTION AGREEMENT

        The undersigned, J. Geoffrey Colton, the Secretary of LECG Holding Company, LLC, a California limited liability company (the "Company"), hereby certifies the following:

        Pursuant to an Action by Resolution of the Board of Directors of LECG Holding Company, LLC, dated as of June 7, 2002, the Company adopted an amendment effective as of January 1, 2002 (the "First Amendment") to that certain Nonqualified Option Agreement adopted by the Board of Directors of the Company as of September 29, 2000 (the "Agreement").

        Under the First Amendment, the following sentences were inserted immediately following the fifth sentence of the section of the Agreement entitled "Transfer of Option:"

          "To the extent permitted by applicable law, you may also transfer, not for value, all or part of this option to any Family Member. For the purposes of this Agreement, a "not for value" transfer has the meaning given to it in Section 8.2 of the Plan."

        Except as expressly amended by the First Amendment, the Agreement remains in full force and effect

        IN WITNESS WHEREOF, the undersigned has executed this Memorandum as of this 11 day of June, 2002.

LECG HOLDING COMPANY, LLC
By:	J. Geoffery Colton J. Geoffery Colton Secretary

QuickLinks

LECG HOLDING COMPANY, LLC 2000 INCENTIVE PLAN (Effective as of September 29, 2000)
TABLE OF CONTENTS
LECG HOLDING COMPANY, LLC 2000 INCENTIVE PLAN (Effective as of September 29, 2000)
LECG HOLDING COMPANY, LLC 2000 INCENTIVE PLAN NONQUALIFIED OPTION AGREEMENT
LECG HOLDING COMPANY, LLC 2000 INCENTIVE PLAN NONQUALIFIED OPTION AGREEMENT
MEMORANDUM OF FIRST AMENDMENT TO NONQUALIFIED OPTION AGREEMENT